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                                                                   EXHIBIT 10.20




                  TENDER LOVING CARE HEALTH CARE SERVICES, INC.
                             1999 STOCK OPTION PLAN

                  1. Purpose. Tender Loving Care Health Care Services, Inc., a Delaware corporation (the "Company"), intends that this 1999 Stock Option Plan (the "Plan") will provide incentive to key employees, directors and consultants of the Company or its Subsidiaries to continue and increase their efforts to improve operating results, to remain in the employ or service of the Company or its Subsidiaries, and to have a greater financial interest in the Company through ownership of its Common Stock.

                  2. Administration. The Compensation and Stock Option Committee of the Company appointed by the Board of Directors of the Company (the "Committee"), and consisting of no fewer than two directors, shall administer the Plan. Each member of the Committee must be a "non-employee director" as defined by Rule 16b-3 of the Securities Exchange Act of 1934 and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have full power to construe and interpret the Plan, to establish and amend rules and regulations for its administration and to determine those persons to whom options shall be granted, subject to the limitations set forth in the Plan. All actions taken and decisions made by the Committee pursuant to the Plan shall be final and conclusive.

                  3. Eligibility. Persons eligible to receive options shall be key employees and non-employee directors of and consultants regularly providing services to the Company or any Subsidiary of the Company; provided, however, members of the Committee shall not be eligible to receive options under the Plan and, provided, further, that non-employee directors and consultants shall not be eligible to receive incentive stock options hereunder. Nothing contained in the Plan shall be deemed to require the Company to continue the employment of, or any other contractual arrangement with, any optionee. For purposes of the Plan, the term "Subsidiary" shall mean any subsidiary corporation as defined in
Section 424 of the Code.

                  4. Stock Subject to the Plan.

                  (a) Stock to be offered under the Plan shall be shares of the Company's Common Stock, par value $.01 per share, which may be authorized but unissued shares or shares acquired by the Company and held in its treasury, as the Board of Directors may determine. Subject to Section 6 of the Plan, not more than 2,750,000 shares of Common Stock shall be sold on exercise of options granted under the Plan. If the Board of Directors determines that it is in the best interest of the Company to do so, an optionee may surrender all or part of his options and be granted in lieu thereof new options for the purchase of a greater or lesser number of shares, whether or not the option price is lower or higher than the option price applicable to the options surrendered.


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                  For purposes of the Plan, the term "Common Stock" includes any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

                  (b) The maximum number of shares which may be subject to options granted under the Plan to any individual in any fiscal year of the Company shall not exceed 250,000. To the extent required by Section 162(m) of the Code, shares subject to options which are canceled continue to be counted against the maximum number of shares an individual may receive and if, after grant of an option, the price of shares subject to such option is reduced, the transaction is treated as a cancellation of the option and a grant of a new option and both the option deemed to be canceled and the option deemed to be granted are counted against the maximum number of shares an individual may receive.

                  5. Award of Options. The Committee may, in its discretion, grant options under the Plan from time to time prior to the expiration of ten years from the date on which the Company's Board of Directors adopts the Plan. The Committee may grant options effective as of any date within such ten-year period as is specified by the Committee in the Stock Option Agreement (defined in Section 7(k)) relating to such options. However, the Committee may not grant an incentive stock option, as described in Section 8, if the grant of such option would violate the requirement of Section 8(a). The shares covered by the unexercised portion of any terminated or expired options shall become available again for the grant of options under the Plan, subject to the limitations of
Section 4(b).

                  6. Adjustments.

                  (a) Subject to any required action by the stockholders of the Company, in the event of any change in the Company or that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of reorganization, merger, consolidation, spin-off, recapitalization, reclassification, stock split, combination of shares or share dividends, the Committee shall adjust the number and kind of shares for the purchase of which options may be granted under the Plan and the number and kind of shares as to which outstanding options, or portions thereof then unexercised shall be exercisable. In any such case, the Committee shall make such adjustment in outstanding options without change in the total price applicable to the unexercised portion of the option and with a corresponding adjustment in the option price per share. In the event that the number of shares of Common Stock is increased by sale of additional shares or conversion of securities convertible into such shares or any other similar event not referred to in the first sentence of this Section, the Committee may in its discretion, but shall not be obligated to, adjust the number or kind of shares for the purchase of which options have been granted under the Plan.

                  (b) Should the Company sell all or substantially all of its assets and discontinue its business, or merge or consolidate with another entity, or liquidate or dissolve in




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connection with those events, then, in lieu of its obligation under Section
6(a), the Company's Board of Directors may amend or adjust both the Plan and outstanding options so as to terminate the Plan completely, or to continue the Plan with respect to the exercise of options which were exercisable at the date the Board of Directors adopted the plan of sale, merger, consolidation, or liquidation, or may take other actions as it deems desirable and appropriate. In any such case, however, each optionee will be given either (i) a reasonable time in which to exercise his options (to the extent possible under the options' terms as set forth in Section 7(c)) before the effectiveness of the sale and discontinuation, merger, consolidation or liquidation, or (ii) the right to obtain, for his payment of the option price, an equivalent amount of any securities such optionee would have been entitled to obtain in consequence of that event, had he exercised his options (to the extent possible under the options' terms as set forth in Section 7(c)) immediately before the plan of sale and discontinuation, merger, consolidation, or liquidation was adopted.

                  (c) Should the Company be recapitalized in a transaction not covered by Section 6(a) by the issuance of any class or classes of securities in exchange for Common Stock, the Board of Directors shall amend the Plan and outstanding options to reflect an equivalent number of such securities as being subject to the Plan and such options and to reflect an adjusted option price per unit of such securities as would equitably be obtained in accordance with the terms otherwise applicable to the actual exchange.

                  (d) Neither Section 6(b) nor 6(c) will require the Company to issue any fractional share under the Plan or upon exercise of outstanding options; and any amount payable for option exercise will be appropriately reduced in respect of any such fractional shares otherwise required by operation of those Sections, but not issued by reason of this Section 6(d).

                  7. Terms of Option. Except to the extent Section 8(b) hereof may otherwise require with respect to incentive stock options to be granted to any person who immediately before the grant of such option owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or of any parent corporation or Subsidiary, all options under the Plan shall be subject to the following conditions and to such other conditions as the Committee and the optionee may agree:

                  (a) Option Term. No option granted under the Plan will be exercisable earlier than the date six months following the date on which the option is granted or after the expiration of ten years from the date on which the option is granted.

                  (b) Option Price. The Committee shall determine the option price per share, which shall not be less than the Fair Market Value of such share with respect to incentive stock options or nonstatutory stock options intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code and which shall not be less than the par value of such share with respect to nonstatutory stock options, and shall be set forth in the Stock Option Agreement. For the purposes of the Plan, "Fair Market Value" means, on a per share basis, the closing price reported on the Nasdaq Stock Market's National Market for



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Common Stock on the date of grant, or if the date of grant is not a trading day, on the trading day immediately preceding the date on which the Committee granted the options (or if no sale was quoted on the Nasdaq Stock Market's National Market on such date, on the next preceding day on which there was such a sale).

                  (c) Vesting Schedule. Options granted on a given date shall become exercisable at such times and in such amounts as the Committee shall determine.

                  Notwithstanding the preceding sentence, no incentive stock option may be granted that would cause the limits of Section 8(a) to be exceeded with respect to an optionee. The Committee, in its sole discretion, may prescribe a different vesting schedule for any incentive stock option granted under the Plan if necessary to prevent the option from violating the requirements of Section 8(a). However, in no event shall any option become exercisable earlier than the date six months following the date on which the option is granted.

                  When an installment of options has become exercisable, the optionee may exercise that installment, in whole or in part, at any time prior to the expiration or termination of the options. Subject to Section 7(a) of the Plan, and, in the case of incentive stock options, subject to Section 8(a), the Committee may accelerate the time at which outstanding options may be exercised.

                  Notwithstanding any schedule for vesting stated above or other exercise schedule or entitlement which effectively precludes full and immediate exercise of the related option, any option will become immediately exercisable in full upon the occurrence of particular events or as the Board of Directors may thereafter determine to be advisable, provided that, (i) at the time of such occurrence or determination, the optionee has remained continuously employed by the Company or any Subsidiary for at least six months from the date of grant of such option, and (ii) in the case of an incentive stock option, such acceleration would not cause the limits of Section 8(a) to be violated. Without limitation, those particular events include the following: (i) a change in control of the Company in a transaction or occurrence, or a related series of transactions or occurrences, resulting from a material change in ownership of Common Stock and evidenced by cessation in service as directors of a majority of those persons theretofore serving as members of the Board; (ii) the sale by the Company of all or substantially all of its assets and the discontinuance of its business, or the merger or consolidation of the Company with another entity, or the liquidation of the Company in connection with those events, any of which results in a change in control described in (i); or (iii) a determination by the Board of Directors that immediate exercisability would be in the best interests of the Company and advisable for protection of the rights intended to be granted under the option.

                  (d) Exercise of Options. Only the optionee to whom the Company has granted such rights or his guardian or legal representative may exercise options. Shares may be purchased from time to time on the exercise of stock options only by sending a written notice of election to exercise in the form attached to the Stock Option Agreement, together with full



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payment of the option price therefor, to the Secretary of the Company (i) in cash (or an equivalent check or other form of payment acceptable to the Company), or (ii) if the Committee shall approve in its sole discretion, other Common Stock of the Company currently registered in the name of, or beneficially owned by, the holder and surrendered in due form for transfer to the Company. In the case of payment in the Company's Common Stock, such stock shall be valued at its Fair Market Value (as defined in Section 7(b) of the Plan) as of the date of surrender of the Common Stock.

                  (e) Termination of Options. If an optionee ceases to be employed by or to provide services to the Company or a Subsidiary for any reason, such optionee may exercise the options theretofore granted to him within a period of three months after his employment or service terminates, for not more than the number of shares as to which options were exercisable by him on the date he ceased to be employed or to serve, except that:

                      (i) if the Company has terminated his employment or service for cause, all options granted to him and theretofore unexercised shall terminate automatically on notice of termination; and

                      (ii) if the optionee's employment or service shall have terminated because of his death; or if the optionee shall have died during three months immediately following termination of his employment or service (other than because of an event referred to in clause (i) above), the options theretofore granted to him may be exercised by the estate of the decedent, or by a person who acquired the right to exercise such options by bequest or inheritance, or by reason of the death of the decedent, at any time within nine months after the optionee's death, for up to the number of shares as to which options were exercisable by the optionee on the date he ceased to be employed or to provide services.

                  Notwithstanding the provisions of this Section 7(e), nothing herein will extend the terms of the options specified in Section 7(a) of the Plan.

                  (f) Payment of Taxes. Upon settlement of any options, it shall be a condition to the obligation of the Company that the optionee pay to the Company such amount as the Company may request for the purpose of satisfying its liability to withhold federal, state or local income or other taxes.

                  (g) Applicable Regulations. The Company shall not be obligated to sell or issue any shares upon exercise of any option if the exercise thereof or the delivery of shares thereunder would constitute a violation of any federal or state securities law or listing requirements of any national securities exchange or automated quotation system of a registered securities association on which the Common Stock may be listed or quoted.

                  (h) Purchase for Investment. In the event that the Company has not registered the shares with respect to which options are being exercised under the Securities Act of 1933, as amended, each optionee electing to purchase such shares will be required to represent




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that he is acquiring such shares for investment purposes only and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary by counsel to the Company. Stock certificates evidencing such unregistered shares acquired upon exercise of options shall bear a restrictive legend stating as follows:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE PLEDGED OR HYPOTHECATED AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, UNLESS IN THE OPINION OF COUNSEL FOR THE COMPANY SUCH A LEGEND IS NOT NECESSARY.

                  (i) Rights as a Stockholder. The optionee shall have no rights as a stockholder with respect to any shares covered by an option until the date of issuance of a stock certificate for such shares. Without limiting the foregoing, the Company shall make no adjustment for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

                  (j) Transfer of Option. A stock option shall not be transferrable, otherwise than by will or by the laws of descent and distribution.

                  (k) Form of Option. Options shall be evidenced by Stock Option Agreements ("Stock Option Agreements") in such form as shall not be inconsistent with the Plan. Any Stock Option Agreement entered into pursuant thereto may contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee; provided, however, the terms, provisions and conditions of Stock Option Agreements evidencing options intended to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code shall include, but not be limited to, such terms, provisions and conditions as may be necessary to meet the applicable provisions of Section 162(m)(4)(C) of the Code.

                  8. Incentive Stock Options. Options granted under the Plan to an employee of the Company, its parent or any Subsidiary may be incentive stock options (as defined under Section 422 of the Code) or nonstatutory stock options, as determined by the Committee at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder.

                  (a) Limit. No incentive stock option may be granted to an optionee if the Fair Market Value at the date of grant of shares with respect to which such option would first become exercisable in any calendar year, when added to the Fair Market Value at the date of grant of any other shares with respect to which an incentive stock option granted to such optionee under this plan (or any other incentive stock option plan maintained by the Company,



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its parent or any Subsidiary) first becomes exercisable in such calendar year, would exceed $100,000.

                  (b) 10% Stockholder. In the case of an incentive stock option granted to an optionee who, immediately before the grant of such option, owns shares representing more than 10% of the total combined voting power of all classes of the shares of the Company, in no event shall the per share option price be less than 110% of the Fair Market Value (as defined in Section 7(b) of the Plan) per share of Common Stock on the date of grant, nor shall the option by it terms be exercisable more than 5 years after the date such option is granted.

                  9. Use of Proceeds. Proceeds from the sale of Common Stock under the Plan shall be added to the general funds of the Company.

                  10. Indemnification of Committee. In addition to such other rights of indemnification as they may have as members of the Board of Directors or as members of the Committee, the Company shall indemnify the members of the Committee against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any award made under the Plan, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit or proceeding, a Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle it on his own behalf.

                  11. Successors in Interest. The Plan may be adopted and continued by any successor or successors of the Company, whether by merger, consolidation, sales of assets or otherwise. Whether or not the Plan is so adopted and continued, the obligations of the Company under the Plan shall be binding upon any such successor or successors, and for this purpose reference in the Plan to the Company shall be deemed to include any such successors.

                  12. Amendment or Termination of the Plan. The Board of Directors may in its discretion terminate the Plan with respect to any shares for which options have not theretofore been granted. The Board of Directors and the Committee shall have the right to alter or amend the Plan or any part thereof from time to time; provided, however, no change which would impair the right of an optionee may be made in any options theretofore granted, without consent of such optionee; and provided, further, that the Board of Directors or the Committee may not, without appropriate approval of not less than a majority of the shares of Common Stock (or other voting stock entitled to vote thereon at the time outstanding) present in person or by proxy at a meeting of holders of such shares, alter or modify the Plan so as to increase the maximum amount of Common Stock which may be issued under the Plan, extend the term of the Plan or of options granted thereunder, reduce the price at which options may be granted or exercised,



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change the eligibility requirements for participation in the Plan, or change the eligibility requirements for, or permit the granting of options to, members of the Committee.

                  13. Expenses. The Company shall bear the expenses of administering the Plan, other than taxes or similar charges payable by any optionee.

                  14. Effective Date. Options may be granted under the Plan after the Plan has been adopted by the Board of Directors. However, the Plan shall be effective only if approved by the stockholders of the Company within 12 months of the date the Plan is adopted by the Board of Directors, and options granted prior to the date of such stockholder approval shall lapse, and be of no further force or effect, if such approval is not obtained.

                  15. Funding. Anything herein contained to the contrary notwithstanding, the Company shall not be required to set aside any amount at any time to fund any obligations of the Company to make any payments to any optionee.

                  16. Right to Discharge Reserved. Nothing in the Plan shall confer upon an optionee or any other person the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or such Subsidiary may have to terminate the employment of the optionee or any other person.

                  17. Governing Law. All questions pertaining to the construction, validity and effect of the Plan, or to the rights of any person under the Plan, shall be determined in accordance with the laws of the State of New York.

                  18. Code Section 162(m) Limitations. Notwithstanding any other provision of this Plan, any option which is intended to qualify as performance-based compensation as described in Section 162(m)(4)(C) of the Code shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation as described in Section 162(m)(4)(C) of the Code, and this Plan shall be deemed amended to the extent necessary to conform to such requirements.




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